UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2012

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia  26836
                  (Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:  (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Summit Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 17, 2012 in Moorefield, West Virginia for the purpose of considering and voting upon the following:

(i)	To elect five (5) directors to serve until the Annual Meeting in 2015;

(ii)	To ratify the selection of Arnett & Foster, PLLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

(iii)	To transact such other business as may properly come before the Meeting.

(b)
The total number of shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting was 7,425,472 shares of which 5,357,542 shares representing 72.2% were present at the meeting either in person or by proxy.  The holders of common stock of the Company voted on two proposals, both of which were approved.  No other business was brought before the meeting.

The results of the voting on the two proposals were as follows:

(i)	Proposal 1 – To elect five (5) directors to serve until the Annual Meeting in 2015.

The following directors were elected:

		VOTES		BROKER
	VOTES FOR	WITHHELD	ABSTENTIONS	NON-VOTES

James M. Cookman	4,304,301	71,975	-	981,266
Thomas J. Hawse, III	4,314,123	62,153	-	981,266
Gary L. Hinkle	4,312,099	64,177	-	981,266
Gerald W. Huffman	4,311,733	64,543	-	981,266
H. Charles Maddy, III	4,203,030	173,246	-	981,266

(ii)	Proposal 2 – To ratify the selection of Arnett & Foster, PLLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES

5,276,907	61,255	19,379	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      SUMMIT FINANCIAL GROUP, INC.

Date:           May 21, 2012                                                                                                By:  /s/ Julie R. Cook
                     Julie R. Cook
                     Vice President and Chief Accounting Officer